UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14C INFORMATION

             Information Statement Pursuant to Section 14(c) of the
                         Securities Exchange Act of 1934

Check the appropriate box:

|_|   Preliminary Information Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
|X|   Definitive Information Statement


                      CHINA ENERGY SAVINGS TECHNOLOGY, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box)

|X|   No fee required.

|_|   Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

      1)    Title of each class of securities to which transaction applies:
      2)    Aggregate number of securities to which transaction applies:
      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
      4)    Proposed maximum aggregate value of transaction:
      5)    Total fee paid:

|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)    Amount Previously Paid:
      2)    Form, Schedule or Registration Statement No.:
      3)    Filing Party:
      4)    Date Filed:

                              INFORMATION STATEMENT
                                       OF
                      CHINA ENERGY SAVINGS TECHNOLOGY, INC.
                         Central Plaza, 18 Harbour Road,
                             Suite 3203A, 32nd Floor
                                Hong Kong, China

 We Are Not Asking You For A Proxy And You Are Requested Not To Send Us A Proxy.

      This Information Statement is first being furnished on or about July 1, 2005 to the holders of record as of the close of business on May 31, 2005 of the common stock of China Energy Savings Technology, Inc. ("CESV").

      The Board of Directors of CESV has approved, and a total of one (1) stockholder owning 16,005,134 shares of the 24,702,502 shares of CESV's common stock outstanding as of May 31, 2005, has consented in writing to the action described below. Such approval and consent constitute the approval and consent of a majority of the total number of shares of outstanding common stock and are sufficient under the Nevada General Corporation Law and CESV's By-Laws to approve the action. Accordingly, the action will not be submitted to the other stockholders of CESV for a vote, and this Information Statement is being furnished to stockholders to provide them with certain information concerning the action in accordance with the requirements of the Securities Exchange Act of 1934 and the regulations promulgated thereunder, including Regulation 14C.

                          ACTION BY BOARD OF DIRECTORS
                                       AND
                             CONSENTING STOCKHOLDERS

GENERAL

      CESV will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. CESV will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of CESV's common stock.

      CESV will only deliver one Information Statement to multiple security holders sharing an address unless CESV has received contrary instructions from one or more of the security holders. Upon written or oral request, CESV will promptly deliver a separate copy of this Information Statement and any future annual reports and information statements to any security holder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and any future annual reports and information statements to any security holder or holders sharing an address to which multiple copies are now delivered. You should direct any such requests to the following address:

      China Energy Savings Technology, Inc.
      Central Plaza, 18 Harbour Road
      Suite 3203A, 32nd Floor
      Hong Kong, China
      Attn: Ms. Stella Sim, Secretary
      (852) 2588-1228

INFORMATION ON CONSENTING STOCKHOLDERS

      Pursuant to CESV's Bylaws and the Nevada General Corporation Act, a vote by the holders of at least a majority of CESV's outstanding capital stock is required to effect the action described herein. CESV's Articles of Incorporation does not authorize cumulative voting. As of the record date, CESV had 24,702,502 voting shares of common stock issued and outstanding of which 12,351,252 shares are required to pass any stockholder resolutions. The consenting stockholder, who consists of one (1) current stockholder of CESV, is the record and beneficial owner of 16,005,134 shares, which represents 64.79% of the issued and outstanding shares of CESV's common stock. Pursuant to NRS 78.320 of the Nevada General Corporation Act, the consenting stockholder voted in favor of the actions described herein in a joint written consent, dated May 31, 2005, attached hereto as Exhibit 1. No consideration was paid for the consent. The consenting stockholder's name, affiliation with CESV, and their beneficial holdings are as follows:

             Name                   Affiliation      Shares Held     Percentage
-------------------------------   ---------------  ---------------  ------------

New Solomon Consultants Limited     Stockholder       16,005,134       64.79%

Total                                                 16,005,134       64.79%

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

      None.

PROPOSALS BY SECURITY HOLDERS

      None.

DISSENTERS' RIGHT OF APPRAISAL

      None.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth, as of May 31, 2005, certain information regarding the ownership of CESV's capital stock by each director and executive officer of CESV, each person who is known to CESV to be a beneficial owner of more than 5% of any class of CESV's voting stock, and by all officers and directors of CESV as a group. Unless otherwise indicated below, to CESV's knowledge, all persons listed below have sole voting and investing power with respect to their shares of capital stock, except to the extent authority is shared by spouses under applicable community property laws.

      Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants or convertible securities exercisable or convertible within 60 days of May 31, 2005 are deemed outstanding for computing the percentage of the person or entity holding such options, warrants or convertible securities but are not deemed outstanding for computing the percentage of any other person, and is based on 24,702,502 common shares issued and outstanding on a fully diluted basis, as of May 31, 2005.

                                      Name and address                          Amount and nature
  Title of Class                   of beneficial owner (1)                   of beneficial ownership             Percent of class
-------------------     --------------------------------------------     --------------------------------     ----------------------
       Common                              Sun Li                                  16,005,134 (2)                     64.79%
                                      CEO and Director

       Common                           Kam Wah Poon                                     0                              0%
                                             CFO

       Common                           Lai Fun Sim                                   10,000                            *%
                              Corporate Secretary and Director

       Common                       Dennis Yu Won-Kong                                   0                              0%
                                          Director

       Common                          Paul Riesberg                                   3,000                            *%
                                          Director

       Common                            Shilong Li                                  222,205 (3)                        *%
                                          Director

       Common                            Kam Man Lee                                     0                              0%
                                          Director

       Common                           Wing Sze Yau                                     0                              0%
                                          Director

       Common                          Shao Guang Tan                                    0                              0%
                                          Director

       Common                   New Solomon Consultants Ltd.                        16,005,134                        64.79%

                            All officers and directors as a group                   16,240,339                        65.74%

-----------------

*     less than 1%.
(1) The address for all officers and directors is Central Plaza, 18 Harbour Road, Suite 3203A, 32nd Floor, Hong Kong, China, unless otherwise indicated.
(2) Sun Li indirectly owns 16,005,134 shares through sole ownership of Able Stars Enterprises Ltd., which owns 55% of New Solomon Consultants Limited, which owns 16,005,134 shares.
(3) Shilong Li indirectly owns 222,205 shares through sole ownership of Best Development Co., Ltd., which owns 222,205 shares.

CHANGE IN CONTROL

      On June 18, 2004, pursuant to the terms of a Stock Purchase Agreement (the "Agreement"), Christina M. Strauch, Michael K. Hair, P.C., Robert H. Korndorffer (collectively, the "Selling Shareholders") sold 8,888,224 shares of the common stock of CESV (formerly known as Rim Holdings, Inc.) for $225,000 (the "Sale") to Best Development Company, Ltd., a British Virgin Islands corporation and Jie Zhu, an individual. In connection with this transaction, CESV also redeemed 1,000,000 shares of the CESV's common stock held by Christina M. Strauch. As a result, the 8,888,224 shares of the common stock of CESV sold represented approximately 50.1% of CESV's total outstanding stock. No part of the consideration used to acquire control of CESV was from a loan.

      The proceeds from the Sale were then loaned to CESV by the Selling Shareholders. CESV used such proceeds to pay off the liabilities of CESV. Both Christina M. Strauch and Robert Korndorffer were issued convertible promissory notes as consideration for the loans which are convertible into 3,993,700 and 1,126,300 shares, respectively, of the Company's restricted common stock. Michael K. Hair, P.C. assigned his convertible promissory note to Nimish Patel, counsel for the Company, as partial payment for legal services provided to the Company. This promissory note is convertible into 833,320 shares of the Company's restricted common stock. The Sale and the contributions described in this paragraph referred to herein as the "Transactions." The closing date for the Agreement was June 18, 2004. All such convertible promissory notes were converted into our common stock on August 25, 2004.

NOTICE TO STOCKHOLDERS OF ACTION APPROVED BY CONSENTING STOCKHOLDERS

      The following action was taken based upon the unanimous recommendation of CESV's Board of Directors (the "Board") and the written consent of the consenting stockholder:

                                    ACTION 1
                               FORWARD STOCK SPLIT

MATERIAL TERMS OF THE FORWARD SPLIT

      The Board has unanimously adopted and the consenting stockholder has approved a resolution, attached as Exhibit 1 hereto, to effect a two-for-one (2:1) forward stock split of the issued and outstanding Common Stock of CESV (the "Forward Split"). The Board and the consenting stockholder believe that the Forward Split is in CESV's best interests, principally because it may ultimately increase the trading price of the Common Stock, as more shares will be available for the marketplace. An increase in the price of the Common Stock may, in turn, generate greater investor interest in the Common Stock, thereby enhancing the marketability of the Common Stock to the financial community.

      The immediate effect of the Forward Split will be to increase the number of presently issued and outstanding shares of Common Stock from approximately 24,702,502 shares to approximately 49,405,004 shares presently issued and outstanding. Although the Forward Split may ultimately increase the market price of the Common Stock, no such increase can be assured or calculated. The market price of the Common Stock may fall proportion to the increase in the number of shares outstanding as a result of the Forward Split, nor can there be any assurances that the Forward Split will lead to a sustained increase in the market price of the Common Stock. The market price of the Common Stock may also change as a result of other unrelated factors, including CESV's operating performance and other factors related to its business as well as general market conditions.

      The Forward Split will affect all of the holders of CESV's Common Stock uniformly and will not affect any shareholder's percentage ownership interest in CESV's or proportionate voting power, except for insignificant changes that will result from the rounding up of fractional shares.

      The Forward Split of the Common Stock is expected to become effective on or about July 21, 2005 (the "Effective Date"). Upon the Effective Date, CESV will file a Certificate of Change with the Secretary of State of Nevada, a form of which is attached as "Exhibit A" to the resolution set forth as Exhibit 1 to implement an increase the number of authorized shares of common stock from 50,000,000 to 200,000,000. Under federal securities laws, CESV cannot file the Certificate of Change or the Certificate of Amendment until at least 20 days after the mailing of this Information Statement. Upon the Effective date, the Company will also notify the National Association of Securities Dealers and the NASDAQ National Market, requesting that the split be made effective on the Effective Date. The Forward Split will take place on the Effective Date without any action on the part of the holders of the Common Stock and without regard to current certificates representing shares of Common Stock being physically surrendered for certificates representing the number of shares of Common Stock each shareholder is entitled to receive as a result of the Forward Split. New certificates of Common Stock will not be issued.

      We do not have any provisions in our Articles of Incorporation, Bylaws, or employment or credit agreements to which we are party that have anti-takeover consequences. We do not currently have any plans to adopt anti-takeover provisions or enter into any arrangements or understandings that would have anti-takeover consequences. In certain circumstances, our management may issue additional shares to resist a third party takeover transaction, even if done at an above market premium and favored by a majority of independent shareholders.

      There are no adverse material consequences or any anti-takeover provisions in either our Articles of Incorporation or Bylaws that would be triggered as a consequence of the Forward Split. The Articles of Incorporation or Bylaws do not address any consequence of the Forward Split.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

      The following summary of certain material federal income tax consequences of the Forward Split does not purport to be a complete discussion of all of the possible federal income tax consequences and is included for general information only. Further, it does not address any state, local, foreign or other income tax consequences, nor does it address the tax consequences to stockholders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the United States federal income tax laws as of the date of this Information Statement. Such laws are subject to change retroactively as well as prospectively. This summary also assumes that the shares of Common Stock are held as "capital assets," as defined in the Internal Revenue Code of 1986, as amended. The tax treatment of a stockholder may vary depending on the facts and circumstances of such stockholder.

        EACH STOCKHOLDER IS URGED TO CONSULT WITH SUCH STOCKHOLDER'S TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE FORWARD SPLIT.

      The Forward Stock Split should qualify as a recapitalization  described in
Section 368(a)(1)(E) of the Code. No gain or loss should be recognized by a stockholder as a result of the Forward Split. The aggregate tax basis of the shares received in the Forward Split will be the same as the stockholder's aggregate tax basis in the shares exchanged. The stockholder's holding period for the shares received in the Forward Split will include the period during which the stockholder held the shares surrendered as a result of the Forward Split. CESV's views regarding the tax consequences of the Forward Split are not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service or the courts would accept the positions expressed above. The state and local tax consequences of the Forward Split may vary significantly as to each stockholder, depending on the state in which such stockholder resides.

                                    ACTION 2
                   AMENDMENT TO THE ARTICLES OF INCORPORATION
                     TO INCREASE THE AUTHORIZED COMMON STOCK

      The Board and the consenting stockholder adopted and approved resolutions to adopt amendments to CESV's Articles of Incorporation to increase the number of shares of authorized capital stock from 60,000,000 to 210,000,000 shares and increase the number of shares of authorized common stock from 50,000,000 shares to 200,000,000 shares with the authorized shares of preferred stock of the Corporation to remain 10,000,000 shares ("Authorized Shares Increase"). The par value of each such share of common stock shall be $0.001 per share. The text of the resolution is attached hereto as Exhibit 1.

      Currently, CESV has 50,000,000 shares of common stock authorized, of which 24,702,502 shares are issued and outstanding as of the record date.

      The Authorized Share Increase will be implemented by filing a Certificate of Change with the Secretary of State of Nevada, a form of which is attached as "Exhibit A" to the resolution set forth as Exhibit 1. Under federal securities laws, CESV cannot file the Certificate of Change or the Certificate of Amendment until at least 20 days after the mailing of this Information Statement.

      The Board and the consenting stockholder believe that the Authorized Share Increase are in CESV's best interests, principally because CESV intends to forward split the issued and outstanding shares of common stock of the Company which will result in approximately 49,405,004 being issued and outstanding. The Board of Directors believes it is in the best interests of the Company and its shareholders for the Company to have a reasonable reserve of authorized but unissued shares of common stock in order to allow for future stock issuances. The additional shares of Common Stock described will enhance CESV's flexibility in connection with possible future actions, such as stock splits, stock dividends, acquisitions of property and securities of other companies, financings, and other corporate purposes. The future issuance of additional shares of Common Stock on other than a pro rata basis to existing stockholders will dilute the ownership of the current stockholders, as well as their proportionate voting rights. However, at this time, CESV does not have any plans to issue any unallotted authorized capital.

      The above-described actions are not intended to have any anti-takeover effect and is not part of any series of anti-takeover measures contained in any debt instruments or the Articles of Incorporation or the Bylaws of CESV in effect on the date of this Information Statement. However, CESV stockholders should note that the availability of additional authorized and unissued shares of common stock could make any attempt to gain control of CESV or the Board more difficult or time consuming and that the availability of additional authorized and unissued shares might make it more difficult to remove management. Although the Board currently has no intention of doing so, shares of common stock could be issued by the Board to dilute the percentage of common stock owned by a significant stockholder and increase the cost of, or the number of, voting shares necessary to acquire control of the Board or to meet the voting requirements imposed by Nevada law with respect to a merger or other business combination involving CESV. In addition, it is possible that the officers and directors of CESV may use the additional shares to resist or frustrate third-party transactions that may provide an above-market premium for the purchase of shares of the stock of CESV that may be favored by a majority of independent shareholders.

      The Forward Split and the Authorized Share Increase have the following effects upon the number of shares of common stock outstanding (24,702,502 shares as of the Record Date) and upon the number of authorized and unissued shares of common stock (assuming that no additional shares of common stock are issued by the Company after the Record Date): The common stock will continue to be $0.001 par value common stock following any Forward Split, and the number of shares of common stock outstanding will be increased. The following example is intended for illustrative purposes.

      Following the Forward Stock Split and the Authorized Share Increase, the number of shares of CESV's common stock will be as follows:

                       Common Stock Outstanding        Authorized Common Stock
                     ----------------------------    ---------------------------

Pre Forward Split             24,702,502                     50,000,000

2 for 1                       49,405,004                    200,000,000

                                    EXHIBIT 1

                           AUTHORIZED SHARE AMENDMENT

                              JOINT WRITTEN CONSENT
                                     OF THE
                               BOARD OF DIRECTORS
                                       AND
                              MAJORITY STOCKHOLDERS
                                       OF
                      CHINA ENERGY SAVINGS TECHNOLOGY, INC.
                              a Nevada Corporation

      The undersigned, being all of the members of the Board of Directors and the holder of at least a majority of the outstanding capital stock of China Energy Savings Technology, Inc., a Nevada corporation (the "Corporation"), acting pursuant to the authority granted by Sections 78.207, 78.385, 78.390,
78.315 and 78.320 of the Nevada General Corporation Law, and the By-Laws of the Corporation, do hereby adopt the following resolutions by written consent as of May 31, 2005:

                     AMENDMENT TO ARTICLES OF INCORPORATION
                       (2 FOR 1 STOCK SPLIT & INCREASE OF
                            AUTHORIZED COMMON SHARES)

      WHEREAS, the undersigned have determined, after reviewing the number of currently issued, outstanding shares of the Corporation, that it is in the best interests of the Corporation and its stockholders that: each one (1) issued and outstanding share of common stock of the Corporation ("Common Stock") be changed and converted into two (2) shares of Common Stock (the "Forward Stock Split"); and (ii) the authorized shares of capital stock of the Corporation be increased to 210,000,000 shares, the authorized shares of common stock of the Corporation be increased to 200,000,000 shares and the authorized shares of preferred stock of the Corporation to remain 10,000,000 shares ("Authorized Shares Increase"), as set forth in the Certificate of Change Pursuant to NRS 78.209 attached hereto as Exhibit "A" (the "Certificate of Change");

      WHEREAS, the Board has approved in advance that this action may be taken by written consent of the stockholders in lieu of a special meeting of the stockholders;

      WHEREAS, subject to and in compliance with Rule 10b-17 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), it is deemed to be in the best interests of the Corporation and its stockholders that a record date of on or about July 21, 2005 (the "Record Date") be set for the Forward Stock Split and the Authorized Shares Increase;

      NOW, THEREFORE, BE IT RESOLVED, that, subject to and in compliance with the Exchange Act, the Corporation shall file the Certificate of Change and each issued and outstanding share of Common Stock shall be changed and converted into two (2) share of Common Stock on and as of the Record Date and the authorized shares of capital stock of the Corporation shall be increased to 210,000,000 shares, the authorized shares of common Stock of the Corporation shall be increased to 200,000,000 shares and the authorized shares of Preferred Stock of the Corporation shall remain 10,000,000 shares;

      RESOLVED FURTHER, that any officer of the Corporation, acting alone, be and hereby is authorized, empowered and directed, for and on behalf of the Corporation, to execute and file with the Securities and Exchange Commission a Schedule 14C Information Statement (the "Schedule 14C") informing the stockholders of the Corporation who are not signatory hereto of the action taken hereby;

      RESOLVED FURTHER, that, upon effectiveness of the Schedule 14C, any officer of the Corporation, acting alone, be and hereby is authorized, empowered and directed, for and on behalf of the Corporation, to execute and file with the Secretary of State of the State of Nevada the Certificate of Amendment, in accordance with applicable law;

      RESOLVED  FURTHER,  that,  subject  to the  foregoing,  the  Corporation's
      President,  acting  alone,  be and  hereby is  authorized,  empowered  and directed, for and on behalf of the Corporation, to direct the Corporation's transfer agent to record the appropriate number of shares held by each stockholder after giving effect to the Forward Stock Split, and, if requested, to issue replacement stock certificates to each such requesting stockholder representing the number of shares to which each such stockholder is entitled after giving effect to the Forward Stock Split;

      RESOLVED FURTHER, that the Corporation's President, acting alone, be and hereby is authorized, empowered and directed, for and on behalf of the Corporation, to take such further action and execute and deliver any additional agreements, instruments, certificates, filings or other documents and to take any additional steps as such officer deems necessary or appropriate to effectuate the purposes of the foregoing resolutions;

      RESOLVED FURTHER, that any action or actions heretofore taken by any officer of the Corporation for and on behalf of the Corporation in connection with the foregoing resolutions are hereby ratified and approved as the actions of the Corporation.

                  [REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

      This Joint Written Consent shall be added to the corporate records of this Corporation and made a part thereof, and the resolutions set forth above shall have the same force and effect as if adopted at a meeting duly noticed and held by the Board of Directors and the stockholders of this Corporation. This Joint Written Consent may be executed in counterparts and with facsimile signatures with the effect as if all parties hereto had executed the same document. All counterparts shall be construed together and shall constitute a single Joint Written Consent.

STOCKHOLDER:                                       DIRECTORS:

New Solomon Consultants Limited


/s/ Chiu Chiu Wing                                 /s/ Sun Li
-------------------------------------              -----------------------------
By: Chiu Chiu Wing                                 Sun Li
Its: Sole Director
Shares: 16,005,134 shares                          /s/ Dennis Yu Won-Kong
                                                   -----------------------------
                                                   Dennis Yu Won-Kong

                                                   /s/ Lai Fun Sim
                                                   -----------------------------
                                                   Lai Fun Sim

                                                   /s/ Paul Riesberg
                                                   -----------------------------
                                                   Paul Riesberg

                                                   /s/ Kam Man Lee
                                                   -----------------------------
                                                   Kam Man Lee

                                                   /s/ Shilong Li
                                                   -----------------------------
                                                   Shilong Li

                                                   /s/ Wing Sze Yau
                                                   -----------------------------
                                                   Wing Sze Yau

                                                   /s/ Shao Guang Tan
                                                   -----------------------------
                                                   Shao Guang Tan


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                                    EXHIBIT A

                            CERTIFICATE OF AMENDMENT

                  CERTIFICATE OF CHANGE PURSUANT TO NRS 78.209
                         FOR NEVADA PROFIT CORPORATIONS

1.    Name of corporation: China Energy Savings Technology, Inc.

2. The board of directors has adopted a resolution pursuant to NRS 78.207 and has obtained the required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change: 60,000,000 shares of capital stock of which 50,000,000 shares shall be common stock, $0.001 par value and 10,000,000 shares shall be preferred stock, $0.001 par value.

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change: 210,000,000 shares of capital stock of which 200,000,000 shares shall be common stock, $0.001 par value and 10,000,000 shares shall be preferred stock, $0.001 par value.

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series: 2/1 (2 for 1).

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby: Not applicable.

7.    Effective date of filing (optional): _____________________________________

8.    Officer Signature: _______________________________________________________
                                 Signature                        Title


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